Exhibit 99.1

The Juniata Valley Bank and Orrstown Bank Announce Completion of the Sale of Orrstown’s Path Valley Branch Location to Juniata

MIFFLINTOWN, PA AND SHIPPENSBURG, PA, May 12, 2023 (GLOBE NEWSWIRE) -- The Juniata Valley Bank, a wholly-owned subsidiary of Juniata Valley Financial Corp. (OTCQX:JUVF) (“Juniata”), and Orrstown Bank, a wholly-owned subsidiary of Orrstown Financial Services, Inc. (NASDAQ: ORRF) (“Orrstown”), announced the completion of Juniata’s purchase of Orrstown’s Path Valley branch, located at 16400 Path Valley Road in Spring Run, PA. The transaction closed today pursuant to the Purchase and Assumption Agreement between the parties, the execution of which was previously announced on December 23, 2022 by the parties.

Pursuant to the terms of the transaction, Juniata purchased certain assets, including the branch premises and equipment, from Orrstown.  Juniata also assumed deposit liabilities totaling approximately $18.8 million from Orrstown. No loans were purchased or sold in the transaction.

“We are pleased to add the Path Valley location to our footprint, as it relocates and broadens our presence in the market and allow us to better serve our valued customers. The acquisition demonstrates our commitment to rural markets and to shareholders, as the consolidation of our Blairs Mills office into Path Valley creates operating efficiencies. The Path Valley central location will serve a larger market and allow for expanded services and personalized customer interaction” said Marcie Barber, Juniata’s President and Chief Executive Officer.

“Both Orrstown and Juniata believe that the sale is an example of two community banks coming together on a transaction to produce a favorable result for the Path Valley Community.  We are pleased that the sale will allow the businesses and residents of Path Valley to continue to enjoy in-person branch banking services, while accomplishing Orrstown’s strategic objectives and delivering value to our shareholders,” commented Thomas R. Quinn, Jr., Orrstown’s President and Chief Executive Officer.

A welcome kit, which includes  information about changes to their banking accounts, cards, checks, CDs, and other relevant details, has been provided to all impacted branch customers.

Barley Snyder LLP served as legal counsel to Juniata and Pillar + Aught served as legal counsel to Orrstown in connection with the transaction.

About Juniata Valley Financial Corp.

The Juniata Valley Bank, the principal subsidiary of Juniata, is headquartered in Mifflintown, Pennsylvania, with fifteen community offices located in Juniata, Mifflin, Perry, Centre, Huntingdon, McKean and Potter Counties. More information regarding Juniata and The Juniata Valley Bank can be found online at www.jvbonline.com. Juniata trades through the OTCQX Best Market under the symbol JUVF.

About Orrstown Financial Services, Inc.

With $3.0 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a wide range of consumer and business financial services in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry, and York Counties, Pennsylvania and Anne Arundel, Baltimore, Howard, Kent and Washington Counties, Maryland, as well as Baltimore City, Maryland. The Company's lending area also includes adjacent counties in Pennsylvania and Maryland, as well as Loudon County, Virginia and Berkeley, Jefferson and Morgan Counties, West Virginia.  Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown and Orrstown Bank, visit www.orrstown.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect the current views of the companies’ respective management with respect to, among other things, future events and its financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the banking and certain assumptions, many of which, by their nature, are inherently uncertain and beyond the control of either company.  Accordingly, Juniata and Orrstown caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Juniata and Orrstown believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  If one or more events related to these or other risks or uncertainties materializes, or if underlying assumptions prove to be incorrect, actual results may differ materially from what is anticipated.  Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and neither Juniata nor Orrstown undertakes any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.  All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. For a more complete discussion of certain risks and uncertainties affecting Juniata or Orrstown, please see the sections entitled “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in each company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q which have been filed with the Securities and Exchange Commission.

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Juniata Investor Relations Contact:	Orrstown Investor Relations Contact:
Michael Wolf	Neil Kalani
EVP, Chief Financial Officer	EVP, Chief Financial Officer
Phone: (717) 436-7203	Phone: (717) 510-7097